UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2011, the Board of Directors of the Company (the “Board”) appointed Ted R. Antenucci as a member of the Board. Mr. Antenucci’s appointment to the Board is pursuant to the agreement dated April 18, 2011, between the Company and Elliott Associates, L.P. and Elliott International, L.P. relating to the vacancy on the Board that resulted due to Mr. Constantin Boden’s decision not to stand for re-election as a director at the Company’s annual meeting of stockholders.  Mr. Antenucci will serve on the Strategic Review Special Committee of the Board, whose members also include Mr. C. Richard Reese, Mr. Paul F. Deninger, Mr. Allan Z. Loren and Mr. Alfred J. Verrecchia.

Mr. Antenucci became president and chief executive officer of Catellus Development Corporation, a private real estate firm, in March 2011.  Additionally, until June 30, 2011, he served in a dual role as president and chief investment officer of ProLogis, positions he assumed in 2007.  Prior to these roles, Antenucci served from 2005 to 2007 as president of global development for ProLogis, an industrial real estate investment trust.  From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus Development, until Catellus Development and ProLogis merged in 2005.

For his service as a director, Mr. Antenucci will be entitled to the compensation the Company generally provides to its non-employee directors.  A summary of the Company’s currently-effective director compensation plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  Mr. Antenucci will also be able to participate in the Company’s Director Deferred Compensation Plan.  Upon his election, Mr. Antenucci received a grant of 2,820 restricted stock units (“RSUs”).  Each RSU represents the right to receive one full share of the Company’s Common Stock, and the RSUs vest on the one year anniversary of the grant date (or, if earlier, the annual meeting of stockholders that is closest to the one year anniversary).

Mr. Antenucci has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Antenucci has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibits:

10.1	Restated Compensation Plan for Non-Employee Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 6, 2011